EXHIBIT 99.2

WORLD AIRWAYS, INC.

OFFER TO EXCHANGE

8% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2009
FOR ALL OUTSTANDING
8% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2004
(CUSIP NOS. 98142HAC9, 98142HAB1, 98142HAA3 and U9871WAA1)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY

TIME ON SEPTEMBER 18, 2003 (THE “EXPIRATION DATE”),
UNLESS EXTENDED BY WORLD AIRWAYS, INC.

July 23, 2003

      To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

      Enclosed for your consideration is a prospectus dated July 23, 2003 (as amended and supplemented, the “Prospectus”) of World Airways, Inc., a Delaware corporation (the “Company”), and a related letter of transmittal (the “Letter of Transmittal” and, together with the Prospectus, the “Exchange Offer Documents”), relating to the Company’s offer (the “Exchange Offer”) to exchange $1,000 in principal amount of its 8% Convertible Senior Subordinated Debentures Due 2009 (the “Exchange Debentures”) for each $1,000 in principal amount of its outstanding 8% Convertible Senior Subordinated Debentures Due 2004 (the “Existing Debentures”) that are validly tendered before 5:00 p.m., New York City time, on the Expiration Date, upon the terms and subject to the conditions set forth in the Exchange Offer Documents. The Exchange Offer is being extended to all holders of the Existing Debentures.

      For your information and for forwarding to your clients for whom you hold Existing Debentures registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The Prospectus relating to the Exchange Offer;

2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

3. A form of letter which may be sent to your clients for whose accounts you hold Existing Debentures registered in your name or in the name of your nominee(s), with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

4. Notice of Guaranteed Delivery to be used to accept the offer if certificates for Existing Debentures and all other required documents cannot be delivered to Wachovia Bank, N.A. (the “Exchange Agent”), or if the procedure for book-entry transfer cannot be completed, by the Expiration Date; and

5. Return envelopes addressed to the Exchange Agent for the Exchange Offer.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ANY EXISTING DEBENTURES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE OR AT ANY TIME AFTER EXPIRATION OF 40 DAYS AFTER THE COMMENCEMENT OF THE EXCHANGE OFFER, IF WE HAVE NOT ACCEPTED THE TENDERED EXISTING DEBENTURES FOR EXCHANGE BY THAT DATE.

      Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange Existing Debentures which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when we give oral or written notice to the Exchange Agent of our acceptance of such Existing Debentures for exchange pursuant to the Exchange Offer. Exchange of Existing Debentures pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of:

(a)	certificates for such Existing Debentures, or timely confirmation of a book-entry transfer of such Existing Debentures into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures described in the Offer Documents;

(b)	a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an agent’s message (as defined in the Prospectus) in connection with a book- entry transfer; and

(c)	all other documents required by the Letter of Transmittal.

      We will not pay any fees or commissions to any broker or dealer or other person, other than Wachovia Bank, N.A., the exchange agent for the Exchange Offer, MacKenzie Partners, Inc., the information agent for the Exchange Offer, and Morgan Joseph & Co. Inc., the dealer manager for the Exchange Offer, as described in the Prospectus, for soliciting tenders of Existing Debentures pursuant to the Exchange Offer. We will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

      We will pay or cause to be paid all transfer taxes applicable to our exchange of Existing Debentures pursuant to the Exchange Offer, subject to Instruction 5 of the Letter of Transmittal.

      Any questions regarding the Exchange Offer or requests for additional copies of the enclosed material should be addressed to MacKenzie Partners, Inc. (the “Information Agent”) at the address and telephone number set forth below.

      The Information Agent for the Exchange Offer is:

MacKenzie Partners, Inc.

105 Madison Avenue, 14th Floor
New York, New York 10016
Call Toll Free (800) 322-2885

Very truly yours,

WORLD AIRWAYS, INC.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE EXCHANGE OFFER DOCUMENTS.

Enclosures

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